EXHIBIT 10.2
                                                                    ------------




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                                     FORM OF

                           RECEIVABLES SALE AGREEMENT

                           DATED AS OF AUGUST 16, 2002


                                     BETWEEN


        BOSTON SCIENTIFIC CORPORATION AND EACH OF ITS DIRECT OR INDIRECT
           WHOLLY-OWNED SUBSIDIARIES THAT HEREAFTER BECOMES A SELLER
                                   HEREUNDER,
                                 as the Sellers,


                                       AND

                     BOSTON SCIENTIFIC FUNDING CORPORATION,
                                  as the Buyer


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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I. CAPITALIZATION OF THE BUYER AND AMOUNTS AND TERMS
           OF THE PURCHASES....................................................2


    SECTION 1.1         CAPITALIZATION OF THE BUYER............................2
    SECTION 1.2         PURCHASES OF RECEIVABLES...............................2
    SECTION 1.3         PAYMENT FOR THE PURCHASES..............................3
    SECTION 1.4         PURCHASE PRICE CREDIT ADJUSTMENTS......................4
    SECTION 1.5         PAYMENTS AND COMPUTATIONS, ETC.........................5
    SECTION 1.6         TRANSFER OF RECORDS....................................5
    SECTION 1.7         CHARACTERIZATION; GRANTING CLAUSE......................6


ARTICLE II. REPRESENTATIONS AND WARRANTIES.....................................6

    SECTION 2.1         REPRESENTATIONS OF THE SELLERS.........................6

       (A)    FINANCIAL CONDITION..............................................6
       (B)    NO CHANGE........................................................7
       (C)    OWNERSHIP OF SUCH SELLER.........................................7
       (D)    CORPORATE EXISTENCE; COMPLIANCE WITH LAW.........................7
       (E)    CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS..........7
       (F)    NO LEGAL BAR.....................................................8
       (G)    NO MATERIAL LITIGATION...........................................8
       (H)    NO DEFAULT.......................................................8
       (I)    INTENTIONALLY OMITTED............................................8
       (J)    TAXES............................................................8
       (K)    FEDERAL REGULATIONS..............................................9
       (L)    ERISA............................................................9
       (M)    INVESTMENT COMPANY ACT; OTHER REGULATIONS........................9
       (N)    DISCLOSURE.......................................................9
       (O)    VALID AND PERFECTED SECURITY INTEREST...........................10
       (P)    NATURE OF RECEIVABLES...........................................10
       (Q)    TITLE TO RECEIVABLES AND QUALITY OF TITLE.......................10
       (R)    OFFICES.........................................................11
       (S)    COLLECTION ACCOUNTS.............................................11
       (T)    ELIGIBLE RECEIVABLES............................................11
       (U)    NAMES...........................................................11
       (V)    CREDIT AND COLLECTION POLICY....................................11
       (W)    PAYMENTS TO SELLERS.............................................12
       (X)    RELIANCE ON SEPARATE LEGAL IDENTITY.............................12

ARTICLE III. CONDITIONS OF PURCHASES..........................................12

    SECTION 3.1         CONDITIONS PRECEDENT TO INITIAL PURCHASE..............12
    SECTION 3.2         CONDITIONS PRECEDENT TO ALL PURCHASES (INCLUDING
                          THE PURCHASE FROM EACH SELLER ON ITS APPLICABLE
                          CLOSING DATE).......................................13
    SECTION 3.3         REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES.......14


ARTICLE IV. COVENANTS.........................................................14

    SECTION 4.1         AFFIRMATIVE COVENANTS.................................14
       (A)    CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE................14
       (B)    AUDITS..........................................................14
       (C)    KEEPING OF RECORDS AND BOOKS OF ACCOUNT.........................15
       (D)    PERFORMANCE AND COMPLIANCE WITH RECEIVABLES AND CONTRACTS.......15
       (E)    LOCATION OF RECORDS.............................................15
       (F)    CREDIT AND COLLECTION POLICIES..................................16

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       (G)    SEPARATE CORPORATE EXISTENCE OF THE BUYER.......................16
       (H)    COLLECTIONS.....................................................16
       (I)    FURTHER ASSURANCES..............................................16

    SECTION 4.2         REPORTING REQUIREMENTS................................16

       (A)    FINANCIAL STATEMENTS............................................16
       (B)    CERTIFICATES; OTHER INFORMATION.................................17
       (C)    PROCEEDINGS.....................................................17
       (D)    CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY..............18
       (E)    SALE TERMINATION DATE...........................................18
       (F)    OTHER...........................................................18
       (G)    TAXES...........................................................18

    SECTION 4.3         NEGATIVE COVENANTS....................................18

       (A)    SALES, LIENS, ETC...............................................18
       (B)    EXTENSION OR AMENDMENT OF RECEIVABLES...........................19
       (C)    CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY..............19
       (D)    CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS......................19
       (E)    DEPOSITS TO COLLECTION ACCOUNTS.................................19
       (F)    CHANGES TO OTHER DOCUMENTS......................................19
       (G)    NAME CHANGE, OFFICES, RECORDS AND BOOKS OF ACCOUNTS.............19
       (H)    MERGERS, CONSOLIDATIONS AND ACQUISITIONS........................20
       (I)    DISPOSITION OF RECEIVABLES AND RELATED SECURITY.................21
       (J)    RECEIVABLES NOT TO BE EVIDENCED BY PROMISSORY NOTES.............21
       (K)    ACCOUNTING FOR PURCHASES........................................21

ARTICLE V. JOINDER OF ADDITIONAL SELLERS......................................21

    SECTION 5.1         ADDITION OF NEW SELLERS...............................21
    SECTION 5.2         DOCUMENTATION.........................................21

ARTICLE VI. ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF THE RECEIVABLES...22

    SECTION 6.1         RIGHTS OF THE BUYER...................................22
    SECTION 6.2         RESPONSIBILITIES OF THE SELLERS.......................22

       (A)    COLLECTION PROCEDURES...........................................22
       (B)    SERVICING.......................................................22
       (C)    POWER OF ATTORNEY...............................................22
       (D)    PERFORMANCE UNDER CONTRACTS.....................................23

    SECTION 6.3         FURTHER ACTION EVIDENCING PURCHASES...................23
    SECTION 6.4         APPLICATION OF COLLECTIONS............................23

ARTICLE VII. INDEMNIFICATION..................................................24

    SECTION 7.1         INDEMNITIES BY THE SELLERS............................24
    SECTION 7.2         CONTRIBUTION..........................................26

ARTICLE VIII. MISCELLANEOUS...................................................26

    SECTION 8.1         WAIVERS AND AMENDMENTS................................26
    SECTION 8.2         NOTICES, ETC..........................................26
    SECTION 8.3         CUMULATIVE REMEDIES...................................27
    SECTION 8.4         BINDING EFFECT; ASSIGNABILITY.........................27
    SECTION 8.5         GOVERNING LAW.........................................27
    SECTION 8.6         COSTS, EXPENSES AND TAXES.............................28
    SECTION 8.7         SUBMISSION TO JURISDICTION............................28
    SECTION 8.8         WAIVER OF JURY TRIAL..................................29
    SECTION 8.9         CAPTIONS AND CROSS REFERENCES;
                          INCORPORATION BY REFERENCE..........................29
    SECTION 8.10        EXECUTION IN COUNTERPARTS.............................29
    SECTION 8.11        ACKNOWLEDGMENT AND AGREEMENT..........................29
    SECTION 8.12        NO PROCEEDINGS........................................29
    SECTION 8.13        CONFIDENTIALITY.......................................29

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    SECTION 8.14        LOANS BY BUYER TO ORIGINATOR..........................30
    SECTION 8.15        NO RECOURSE AGAINST OTHER PARTIES.....................30


                         ANNEXES, EXHIBITS AND SCHEDULES


ANNEX A - DEFINITIONS.........................................................32

EXHIBIT A - FORM OF PURCHASE REPORT...........................................39

EXHIBIT B - FORM OF SUBORDINATED NOTE.........................................41

EXHIBIT C - CREDIT AND COLLECTION POLICIES....................................48

EXHIBIT D - FORM OF JOINDER AGREEMENT.........................................49

SCHEDULE 2.1(R) -  ORGANIZATIONAL ID NUMBERS; JURISIDICTIONS OF
   ORGANIZATION; CHIEF EXECUTIVE OFFICE ADDRESSES; LOCATION(S) WHERE
   RECORDS ARE KEPT...........................................................51















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                           RECEIVABLES SALE AGREEMENT

                     THIS RECEIVABLES SALE AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time, this "Agreement"), dated as of August 16, 2002, is entered into by and between:

                     (1) Boston Scientific Corporation, a Delaware corporation ("BSX"), and each of the direct or indirect, wholly-owned domestic subsidiaries of BSX that hereafter becomes a party hereto by executing a joinder agreement in the form of Exhibit D hereto (each, a "Joinder Agreement"), as sellers (each, a "Seller" and collectively, the "Sellers"), and

                     (2) Boston Scientific Funding Corporation, a Delaware corporation, as purchaser (the "Buyer").

Unless otherwise indicated, capitalized terms used in this Agreement are defined in ANNEX A hereto or, if not defined therein, in that certain Credit and Security Agreement dated as of August 16, 2002, by and among the Buyer, as "Borrower," BSX, as "Initial Servicer," Blue Ridge Asset Funding Corporation, Victory Receivables Corporation, The Bank of Tokyo-Mitsubishi Ltd., New York Branch, individually and as "Victory Agent," and Wachovia Bank, National Association, individually, as "Blue Ridge Agent" and as "Administrative Agent" (as amended, supplemented, restated, joined or otherwise modified from time to time in accordance with the terms thereof, the "Credit and Security Agreement"). In addition ANNEX A sets forth certain rules of interpretation that are applicable to this Agreement and the other Transaction Documents.

                              W I T N E S S E T H :

                     WHEREAS, BSX owns, directly or indirectly all of the issued and outstanding Equity Interests of each of the other Sellers (if any);

                     WHEREAS, the Buyer is a limited purpose corporation, all of the issued and outstanding Equity Interests of which are owned by BSX;

                     WHEREAS, BSX desires to contribute to the Buyer's capital all of its Receivables in existence as of the Initial Cut-Off Date, together with all Related Security associated therewith;

                     WHEREAS, the Sellers desire to sell Receivables and Related Security owned from time to time by the Sellers to the Buyer, and the Buyer is willing, on the terms and subject to the conditions set forth herein, to purchase Receivables and Related Security from the Sellers;

                     WHEREAS, the Buyer intends to pledge the Receivables and Related Security received from the Sellers hereunder to secure Obligations under the Credit and Security Agreement, including, without limitation, its obligations to repay Loans made thereunder; and

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                     WHEREAS, at the request of the Buyer and its assigns, BSX
           has agreed to continue to act as Servicer for the Receivables;

                     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.
                     CAPITALIZATION OF THE BUYER AND AMOUNTS
                           AND TERMS OF THE PURCHASES

           Section 1.1 CAPITALIZATION OF THE BUYER. Effective on the Initial Closing Date, BSX does hereby contribute to the Buyer's capital, in exchange for all of the Buyer's Equity Interests all of BSX's Receivables existing as of the Initial Cutoff Date and all Related Security and proceeds with respect thereto (such Receivables, the "Initial Contributed Receivables").

           Section 1.2 Purchases of Receivables.

                     (a).......Effective on the Applicable Closing Date for each
Seller, in consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, each such Seller does hereby sell to the Buyer, without recourse (except to the extent expressly provided herein), and the Buyer does hereby purchase from such Seller, all of such Seller's right, title and interest in and to such Seller's Receivables, the Related Security and all proceeds received subsequent to the Seller's Applicable Cut-Off Date of the foregoing (other than any such assets contributed to Buyer pursuant to Section
1.1 above), in each case, whether now existing or hereafter arising or acquired.

                     (b).......Each Seller's Receivables existing as of such
Seller's Applicable Cut-Off Date are hereby sold or contributed, as applicable, to Buyer on such Seller's Applicable Closing Date. Each of such Seller's Receivables arising after such Seller's Applicable Cut-Off Date and on or prior to its Sale Termination Date shall be deemed to have been sold to Buyer immediately (and without further action by any Person) upon the creation of such Receivable. The Related Security with respect to each Receivable (and proceeds of such Receivable and Related Security) shall be sold at the same time as such Receivable together with all related proceeds received on or after the Seller's Applicable Cut-Off Date.

                     (c).......It is the intention of the parties hereto that
each conveyance of Receivables made under this Agreement shall constitute an outright "sale of accounts" (as such terms are used in Article 9 of the UCC) or other absolute transfer, which is absolute and irrevocable and shall provide the Buyer with the full benefits of ownership of the Receivables and the associated Related Security. Except for the Purchase Price Credits owed pursuant to Section 1.4, each conveyance of Receivables hereunder is made without recourse to the applicable Seller; provided, however, that (i) each Seller will be liable to the Buyer for all representations, warranties, covenants and indemnities made by such Seller pursuant to the terms of the Transaction Documents to which such Seller is a party, and (ii) such conveyance does not constitute and is not intended to result in an assumption by the Buyer or any assignee thereof of any obligation of such Seller or any other Person arising in connection with the Receivables, the

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related Contracts and/or other Related Security or any other obligations of such
Seller. In view of the intention of the parties hereto that the conveyances of Receivables made hereunder shall constitute outright sales of such Receivables rather than loans secured thereby, each Seller agrees that it will, on or prior to its Applicable Closing Date, mark its summary aged trial balance reports with the legend required by Section 3.1(i) hereof.

                     (d).......Nothing herein shall be deemed to preclude BSX
from contributing to the Buyer's capital, in lieu of selling, Receivables originated by BSX in addition to the Initial Contributed Receivables together with the Related Security associated therewith, and any such contribution is made with the intention that each such contribution, if any, will be made with the same intentions as are set forth in Section 1.2(c) above. No Purchase Price shall be payable in respect of any contributed Receivable or its associated Related Security.

           Section 1.3 Payment for the Purchases.

                     (a).......The Purchase Price for each purchase of
Receivables (other than Initial Contributed Receivables) and Related Security from any Seller will be payable in full by the Buyer to such Seller on its date of sale or deemed sale in accordance with Section 1.2(b) (except that the Buyer may, with respect to any such purchase, offset against such Purchase Price any amounts due and owing from such Seller to the Buyer hereunder), and shall be paid to such Seller in one or both of the following manners:

                     (i) by delivery of immediately available funds, to the extent of the Buyer's Available Funds; and

                     (ii) solely to the extent such Available Funds are insufficient to pay the full amount of Purchase Price then due and owing, by delivery of a Subordinated Note made by the Buyer to the applicable Seller (and making a notation of a Subordinated Loan thereunder), so long as the aggregate principal amount of Subordinated Loans outstanding at any one time under such Subordinated Notes does not exceed the lesser of (A) the aggregate remaining unpaid portion of such Purchase Price, and (B) the maximum Subordinated Loan that could be borrowed without rendering the Buyer's Net Worth less than the Required Capital Amount.

                     (b).......Subject to the limitations set forth in Section
1.3(a)(ii), each of the Sellers irrevocably agrees to advance each Subordinated Loan requested by the Buyer on or prior to such Seller's Sale Termination Date. The Subordinated Loans owing to each Seller will be evidenced by, and shall be payable in accordance with the terms and provisions, of its Subordinated Note and shall be payable solely from Available Funds at the time of each such payment. Each Seller is hereby authorized by the Buyer to endorse on the schedule attached to its Subordinated Note an appropriate notation evidencing the date and amount of each Subordinated Loan thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of the Buyer thereunder.

                     (c).......On each Monthly Reporting Date after its
Applicable Closing Date, each Seller will (or shall require the Servicer to) deliver to the Buyer and the Agents a report in substantially the form of Exhibit A hereto (each such report being herein called a "Purchase

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Report") with respect to the Receivables sold by such Seller to the Buyer during the Settlement Period then most recently ended. Each such Purchase Report shall list the applicable Seller separately and shall specify, as applicable: (i) the Receivables sold by such Seller during the Settlement Period then most recently ended, and (ii) the amount of the Receivables described in the foregoing clause
(i) that were Eligible Receivables on the date they were acquired by the Buyer.

                     (d).......Although the Purchase Price for each purchase of
Receivables and Related Security shall be due and payable in full by the Buyer to the applicable Seller on the date of such purchase, settlement of the Purchase Price between the Buyer and such Seller will be effected on Settlement Dates with respect to all purchases within the same Settlement Period and based on the information contained in the Purchase Report delivered for such Settlement Period pursuant to Section 1.3(c). Although cash settlements shall be effected on Settlement Dates, increases or decreases in the Subordinated Loans shall be deemed to have occurred and shall be effective as of the last Business Day of the Settlement Period to which such settlement relates.

           Section 1.4 Purchase Price Credit Adjustments.  If on any day:

                     (a).......the aggregate Outstanding Balance of the
Receivables originated by any Seller as reflected in the preceding Purchase Report (net of any positive adjustments) has been reduced or canceled for any of the following reasons:

                     (i) as a result of any rejected, defective or returned services or merchandise, any cash discount or any other adjustment by the applicable Seller or any Affiliate thereof (regardless of whether the same is treated by such Seller or Affiliate as a write-off), or as a result of any surcharge or other governmental or regulatory action, or

                     (ii) as a result of any setoff or breach of the underlying agreement in respect of any claim by the Obligor thereof against the applicable Seller, Buyer or any Affiliate of the foregoing (whether such claim arises out of the same or a related or an unrelated transaction), or

                     (iii) on account of the obligation of the applicable Seller or any Affiliate thereof to pay to the related Obligor any rebate or refund, or

                     (iv) as a result of any Outstanding Balance of any Receivable on the date of its sale or contribution proving to have been less on such date than the amount reflected on the applicable Purchase Report, or

                     (b).......any of the representations or warranties of the
applicable Seller set forth in Section 2.1(a), (k) or (s) was not true when made with respect to any Receivable originated by it, or any of the representations or warranties of the applicable Seller set forth in Section 2.1(t) is no longer true with respect to any Receivable originated by it, then, in such event, the Buyer shall be entitled to a credit (each, a "Purchase Price Credit") against the Purchase Price otherwise payable hereunder equal to
(A) the amount of such reduction, cancellation or overstatement, in the case of the preceding clauses (a)(i), (a)(ii), (a)(iii)

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and (a)(iv), and (B) in the full amount of the Outstanding Balance of such
Receivable in the case of the preceding clause (b). If such Purchase Price Credit exceeds the original Outstanding Balance of the Receivables to be sold by the applicable Seller on the date of a purchase, then the applicable Seller will pay to the Buyer the remaining amount of such Purchase Price Credit in cash not later than the next Business Day; provided that if such Seller's Sale Termination Date has not occurred, such Seller will be allowed to deduct the remaining amount of such Purchase Price Credit from any Indebtedness owed to it under its Subordinated Note.

           Section 1.5 Payments and Computations, Etc. All amounts to be paid or deposited by the Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of the applicable Seller designated from time to time by such Seller or as otherwise directed by such Seller. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, interest on the past due amount at the Default Rate until paid in full; provided, however, that such interest shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

           Section 1.6 Transfer of Records.

                     (a).......In connection with the purchases of Receivables
hereunder, each Seller hereby sells, transfers, assigns and otherwise conveys to the Buyer all of such Seller's right and title to and interest in the Records relating to all Receivables sold hereunder, without the need for any further documentation in connection with any purchase. In connection with such transfer, each Seller hereby agrees that following any replacement of BSX (or one of its Affiliates) as the Servicer, it will promptly grant access to Administrative Agent or to the new Servicer, as the case may be, to all data embedded in or created by all software used by such Seller to account for its Receivables, including, without limitation, any print outs of such data,.

                     (b).......In addition to the requirements of Section 6.3,
each Seller (i) shall take such action requested by the Buyer and/or any of the Agents, from time to time hereafter, that may be necessary or reasonably appropriate to ensure that the Buyer has an enforceable ownership interest in the Records relating to the Receivables purchased from such Seller hereunder, and (ii) shall use its reasonable efforts to ensure that the Buyer and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.

           Section 1.7 Characterization; Granting Clause.

                     (a).......If, notwithstanding the intention of the parties expressed in Section 1.2(c), any sale by any of the Sellers to the Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties' intention that each sale of Receivables hereunder shall constitute a true sale thereof, each of the Sellers hereby grants to the Buyer a duly perfected security interest in all

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of such Seller's right, title and interest in, to and under all of such Seller's
Receivables now existing and hereafter arising, and in all Related Security with respect thereto, which security interest shall be prior to all other Liens thereto. After the occurrence of a Seller's Sale Termination Event, the Buyer and its assigns shall have as against the applicable Seller, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.

                     (b).......Each Seller hereby covenants and agrees to do all things necessary under each of its Contracts to facilitate collection of the Receivables arising thereunder by the Buyer and its assigns, and to secure its obligations under this Section 1.7(b.

                                  ARTICLE II.
                         REPRESENTATIONS AND WARRANTIES

           Section 2.1 REPRESENTATIONS OF THE SELLERS. In order to induce the Buyer to enter into this Agreement and to make purchases and accept the contributions hereunder, each Seller hereby makes the following representations and warranties, as to itself, as of the date of each sale or contribution by it hereunder; provided, however, that so long as each of the Liquidity Banks remains a party to the BSX Credit Agreement, no Seller will be required to "date-down" its representation in Section 2.1(b) or 2.1(g) hereof:

           (a) Financial Condition. The consolidated balance sheet of BSX and its consolidated Subsidiaries as at December 31, 2001 and December 31, 2000 and the related consolidated statements of operations and of cash flows for the fiscal years ended on such dates, reported on by Ernst & Young LLP, copies of which have heretofore been furnished to Buyer and Lenders, are complete and correct and present fairly the consolidated financial condition of BSX as at such dates, and the consolidated results of its operations and its consolidated cash flows for the fiscal years then ended. The unaudited consolidated balance sheet of BSX and its consolidated Subsidiaries as at March 31, 2002 or, if later and prior to the Initial Closing Date, the date of BSX's most recent publicly available Form 10-Q and the related unaudited consolidated statements of operations and of cash flows for the fiscal period ended on such date, certified by an Authorized Officer, copies of which have heretofore been furnished to Buyer and each Lender, are complete and materially correct and present fairly (subject to normal year-end audit adjustments) the consolidated financial condition of BSX and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal period then ended. All such annual financial statements, including the related schedules and notes thereto, were, as of the date prepared, prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or an Authorized Officer, as the case may be, and as disclosed therein). The quarterly financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X under the Securities Act of 1933. Accordingly, such quarterly statements do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of BSX, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. Neither BSX nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material

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Guarantee Obligation, material contingent liability or material liability for taxes, or any material long-term lease or material unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto.

           (b) No Change. Since December 31, 2001 there has been no development or event which has had or could reasonably be expected to have a Seller Material Adverse Effect.

           (c) Ownership of Such Seller. BSX owns, directly or indirectly, all the issued and outstanding Equity Interests of (i) the Buyer and (ii) each of the other Sellers (if any), and all of such Equity Interests are fully paid and non-assessable.

           (d) Corporate Existence; Compliance with Law. Each Seller and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or other power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, except to the extent that the failure of the foregoing clauses (a), (c) and (d) to be true and correct could not, in the aggregate, reasonably be expected to have a Seller Material Adverse Effect.

           (e) Corporate Power; Authorization; Enforceable Obligations. Each Seller has the corporate or other power and authority, and the legal right, to make, deliver and perform its obligations under each Transaction Document to which it is a party and to consummate the transactions herein and therein contemplated and has taken all necessary corporate action to authorize the consummation of the transactions herein and therein contemplated and to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required with respect to such Seller or any of its Subsidiaries in connection with the transactions hereunder or with the execution, delivery, performance, validity or enforceability of the Transaction Documents to which such Seller is a party. This Agreement and each other Transaction Document to which such Seller is, or is to become, a party has been or will be, as applicable, duly executed and delivered on behalf of such Seller. This Agreement and each other Transaction Document to which such Seller is, or is to become, a party constitutes or will constitute, as applicable, a legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

           (f) No Legal Bar. The execution, delivery and performance of the Transaction Documents and transactions contemplated hereunder will not violate any Requirement of Law or Contractual Obligation of such Seller or of any of its Subsidiaries which could reasonably be expected to have a Seller Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien (except for any Lien permitted by or created pursuant to any of the Transaction Documents) on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation which could reasonably be expected to have a Material Adverse Effect.

           (g) No Material Litigation. Except as disclosed in BSX's Form 10-K dated December 31, 2001 or BSX's Form 10-Q dated March 31, 2002 or, if later and prior to the Initial Closing Date, the date of BSX's most recent publicly available Form 10-Q, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Seller, threatened by or against such Seller or any of its Subsidiaries or against any of its or its respective properties or revenues (a) with respect to any of the Transaction Documents or any of the transactions contemplated hereby, or (b) which could reasonably be expected to have a Seller Material Adverse Effect.

           (h) No Default. Neither such Seller nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in excess of $100,000,000. No Unmatured Amortization Event or Amortization Event has occurred and is continuing.

           (i) Intentionally Omitted.

           (j) Taxes. Each of such Seller and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of such Seller, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Seller or its Subsidiaries, as the case may be), except to the extent that the failure to do so could not reasonably be expected to result in a Seller Material Adverse Effect.

           (k) Federal Regulations. The use of all funds obtained by such Seller under this Agreement or any other Transaction Document to which it is a party will not violate Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

           (l) ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan other than a Multiemployer Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, where the liability which could be reasonably expected to result could have a Seller Material Adverse Effect; provided, however, that with respect to any Multiemployer Plan, such representation is made only to the knowledge of such Seller. No termination of a Single Employer Plan pursuant to Section 4041(c) or 4042 of ERISA has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither such Seller nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan and to the knowledge of such Seller, neither such Seller nor any Commonly Controlled Entity would become subject to any liability under ERISA if such Seller or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made which liability could be reasonably expected to result could have a Seller Material Adverse Effect. No such Multiemployer Plan is in Reorganization or Insolvent.

           (m) Investment Company Act; Other Regulations. Such Seller is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Such Seller is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

           (n) Disclosure. The statements and information contained herein and in any of the information provided to the Agents or the Lenders (other than financial projections) in connection with this Agreement, taken as a whole, do not contain any untrue statement of any material fact, or omit to state a fact necessary in order to make such statements or information not misleading in any material respect, in each case in light of the circumstances under which such statements were made or information provided as of the date so provided. Each Purchase Report delivered by such Seller pursuant to this Agreement was true and accurate in every material respect on the date specified in such report and did not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

           (o) Valid and Perfected Security Interest. Each such Receivable originated by such Seller has been transferred to the Buyer free and clear of any Lien except as created hereby or by the other Transaction Documents. Without limiting the foregoing, such Seller has delivered to the Administrative Agent (as the Buyer's assignee) in form suitable for filing all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions to perfect the Buyer's ownership interest in such Receivable and the Administrative Agent's collateral assignment thereof. This Agreement creates a valid security interest in each such Receivable and its Related Security in favor of the Buyer, and, upon filing of the financing statements described in the preceding sentence, together with UCC termination statements delivered hereunder, such security interest will be a first priority perfected security interest.

           (p) Nature of Receivables. Each Receivable constitutes an "Account" as defined in the UCC in effect in the State of New York.

           (q) Title to Receivables and Quality of Title.

           (i) Upon issuance of its shares of capital stock to BSX (in the case of Initial Contributed Receivables and any Receivables that BSX, in its sole discretion, may elect to contribute thereafter) and payment of the applicable Purchase Price for each purchased Receivable in one or both of the manners permitted by this Agreement, the Buyer will have irrevocably obtained all legal and equitable title to such Receivable and its Related

     Security (other than any Related Asset constituting a Contract that contains a prohibition on assignment, in which case the Buyer has obtained a valid and perfected first priority perfected security interest in the applicable Seller's right to receive payments thereunder to the extent contemplated by Section 9-406 of the UCC of the applicable jurisdiction), and the Buyer has the legal right to sell and encumber, each such Receivable and its Related Security. Without limiting the foregoing, there have been duly filed all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions to perfect the Buyer's ownership interest in such Receivable.

           (ii) No financing statement or other instrument similar in effect covering any portion of the Collateral is on file in any recording office except such as may be filed (A) in favor of a Seller in accordance with the Contracts, (B) in favor of the Buyer and its assigns in connection with this Agreement, (C) in favor of the Administrative Agent in accordance with the Credit and Security Agreement, (D) in connection with any Lien arising solely as the result of any action taken by the Administrative Agent or one of the Secured Parties, or (E) which shall be terminated or amended pursuant to the UCC termination statements or amendments delivered hereunder.

           (r) Offices. The chief executive office of such Seller is located at the address set forth for it on Schedule 2.1(r) hereto or its Joinder Agreement, as applicable, and the offices where such Seller keep all books, records and documents evidencing the Receivables originated by it (other than books, records and documents that are stored off-site with respect to Receivables which are no longer outstanding or which have been written-off), the related material Contracts and all purchase orders and other agreements related to such Receivables are located at the addresses specified in Schedule 2.1(r) hereto or its Joinder Agreement (or at such other locations, notified to the Buyer in accordance with Section 4.3(g), in jurisdictions where all action required by
Section 4.3(g) has been taken and completed). As of the date hereof, such Seller is a "registered organization" (within the meaning of Section 9-102 of the UCC as in effect in its jurisdiction of organization). Since the date of this Agreement, such Seller has not changed its jurisdiction of organization.

           (s) Collection Accounts. Such Seller has instructed all Obligors thereon to pay all Collections either directly by mail addressed to a Lockbox listed on Exhibit IV to the Credit and Security Agreement which is subject to a Collection Account Agreement, or by wire transfer or other electronic funds transfer directly to a Collection Account listed on Exhibit IV to the Credit and Security Agreement which is subject to a Collection Account Agreement. The Buyer will cause each of the Collection Accounts that is currently in the name of a Seller to be transferred to it and into its own name within a reasonable period of time after the initial Advance under the Credit and Security Agreement, and each Seller agrees to cooperate fully with the Buyer in effecting such transfers.

           (t) Eligible Receivables. Each Receivable originated by such Seller that is included as an Eligible Receivable on any Purchase Report was an Eligible Receivable on the date on which it was sold or contributed to the Buyer pursuant hereto.

           (u) Names. Except as set forth on Schedule 2.1(r), since January 1, 1997, such Seller has not used any legal names, trade names or assumed names other than the name in which it has executed this Agreement.

           (v) Credit and Collection Policy. With respect to the Receivables originated by such Seller, such Seller has complied in all material respects with its applicable Credit and Collection Policy, and no change has been made to such Credit and Collection Policy since the date of this Agreement which would be reasonably likely to materially and adversely affect the collectibility of the Receivables originated by such Seller or decrease the credit quality of any newly created Receivables originated by such Seller except for such changes as to which each of the Agents has received the notice required under Section 7.1(a)(vii) of the Credit and Security Agreement and has given its prior written consent thereto (which consent shall not be unreasonably withheld or delayed).

           (w) Payments to Sellers. With respect to each Receivable sold or contributed to the Buyer by such Seller under this Agreement, the Buyer has given reasonably equivalent value to such Seller in consideration for such Receivable and the Related Security with respect thereto and no such transfer is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. ss.ss.101 et seq.), as amended.

           (x) Reliance on Separate Legal Identity. Such Seller is aware that the Lenders, the Liquidity Banks and the Agents are entering into the Transaction Documents in reliance upon the Buyer's identity as a legal entity separate from such Seller and any of its other Affiliates.

                                  ARTICLE III.
                             CONDITIONS OF PURCHASES

           Section 3.1 Conditions Precedent to Initial Purchase. The initial purchase from each Seller hereunder is subject to the conditions precedent that
(1) BSX shall have contributed the Initial Contributed Receivables and the associated Related Security to the Buyer, and the Buyer shall have issued 100% of its authorized outstanding Equity Interests to BSX, (2) the Buyer shall have executed and delivered a Subordinated Note in favor of such Seller, and (3) the Buyer shall have received, on or before such Seller's Applicable Closing Date, the following, each (unless otherwise indicated) dated such Seller's Applicable Closing Date, and each in form, substance and date reasonably satisfactory to the Buyer and the Agents:

                     (a).......A copy of the resolutions of such Seller's board of directors, board of managers, general partners or analogous Persons of such Seller approving the Transaction Documents to be delivered by it and the transactions contemplated hereby and thereby, certified by a Responsible Officer of such Seller;

                     (b).......A good standing certificate for such Seller
issued as of a recent date by the Secretary of State of the state of its formation;

                     (c).......A certificate of a Responsible Officer of such
Seller certifying the names and true signatures of the officers, partners, managers or members authorized on such Seller's behalf to sign the Transaction Documents to be delivered by it, on which certificate the Buyer and the Servicer (if the Servicer is not such Seller) may conclusively rely until such time as the

Buyer and the Servicer shall receive from such Seller a revised certificate meeting the requirements of this subsection (c);

                     (d).......Recently certified copies of such Seller's
Organic Documents;

                     (e).......Copies of the proper financing statements (Form
UCC-1) that have been duly executed by such Seller, naming such Seller as seller, the Buyer as the purchaser, and the Administrative Agent as assignee of the Buyer, in each case, describing in reasonable detail the Receivables and the Related Security to be sold by such Seller to the Buyer pursuant to this Agreement or other similar instruments or documents, as may be necessary under the UCC of all appropriate jurisdictions or any comparable law of all appropriate jurisdictions to perfect the Buyer's ownership interest in such Receivables and Related Security;

                     (f).......A written search report from a Person
satisfactory to the Servicer and the Administrative Agent listing all effective UCC financing statements that name such Seller as debtor, seller or assignor and that are filed in the jurisdictions in which filings were made pursuant to the foregoing subsection (e), together with copies of such financing statements (none of which, except for those described in the foregoing subsection (e) shall cover any Receivable or any Related Asset related to any Receivable) which is to be sold or contributed by such Seller to the Buyer hereunder, and tax and judgment lien search reports from a Person satisfactory to the Servicer and the Administrative Agent showing no evidence of such liens filed against such personal property other than those liens for which UCC termination statements have been delivered hereunder;

                     (g).......Evidence (i) of the execution and delivery by
each of the parties thereto of each of the other Transaction Documents to be executed and delivered in connection herewith and (ii) that each of the conditions precedent to the execution, delivery and effectiveness of such other Transaction Documents has been satisfied to the Buyer's satisfaction;

                     (h).......An opinion of such Seller's counsel covering such matters as Buyer or Administrative Agent (as Buyer's assignee) may reasonably request; and

                     (i).......A certificate from an officer of such Seller to
the effect that the Servicer and such Seller have placed on the most recent, and have taken all steps reasonably necessary to ensure that there shall be placed on subsequent, summary aged trial balance reports the following legend (or the substantive equivalent thereof):

                     "PROPERTY OF BOSTON SCIENTIFIC FUNDING CORPORATION"

           Section 3.2 Conditions Precedent to All Purchases (including the Purchase from Each Seller on its Applicable Closing Date). Each purchase shall be subject to the further conditions precedent that:

                     (a).......such Seller's Sale Termination Date shall not
have occurred;

                     (b).......the Buyer (or its assigns) shall have received
such other approvals, opinions or documents as it may reasonably request; and

                     (c).......on the date of such purchase, each of the
representations and warranties of such Seller set forth in Article II hereof are true and correct in all material respects on and as of the date of such purchase (and after giving effect thereto) as though made on and as of such date (and shall be deemed to have been made on and as of such Date; except for representations and warranties stated to refer to a specific earlier date, in which case such representations and warranties are true and correct as of such earlier date); provided, however, that the preceding materiality standard shall not apply to those representations and warranties which themselves contain materiality standards; and provided, further, that so long as each of the Liquidity Banks remains a party to the BSX Credit Agreement, no Seller will be required to "date-down" its representation in Section 2.1(b) or 2.1(g) hereof.

           Section 3.3 Reaffirmation of Representations and Warranties. Subject to the proviso in Section 3.2(c) above, each Seller, by accepting the Purchase Price related to each purchase of such Seller's Receivables and Related Security, shall be deemed to have certified that the representations and warranties of such Seller contained in Article II are true and correct as to such Seller on and as of the day of such purchase, with the same effect as though made on and as of such day.

                                   ARTICLE IV.
                                    COVENANTS

           Section 4.1 Affirmative Covenants. From each Seller's Applicable Closing Date until the later of the Final Payout Date or the cessation of the purchases of the Buyer hereunder, unless the Buyer and the Agents shall otherwise consent in writing each Seller will:

                     (a) Conduct of Business and Maintenance of Existence. (i) Continue to engage in business of the same general type as conducted by it on the Initial Closing Date, (ii) preserve, renew and keep in full force and effect its corporate existence and (except as could not in the aggregate reasonably be expected to have a Seller Material Adverse Effect), (iii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business (except as could not be reasonably expected to have a Seller Material Adverse Effect) and (iv) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Seller Material Adverse Effect.

                     (b) Audits. Such Seller will, subject to compliance with all Contractual Obligations and Requirements of Law: (i) at any time and from time to time upon not less than ten (10) Business Days' notice (unless an or Amortization Event has occurred and is continuing, in which case, not more than one (1) Business Day's notice shall be required) during regular business hours, permit the Buyer, the Agents or any of their agents or representatives: (A) to examine and make copies of and abstracts from all Records, Contracts and Invoices in the possession or under the control of such Seller, and (B) to visit the offices and properties of such Seller for the purpose of examining such Records, Contracts and Invoices and to discuss matters relating to Receivables or such Seller's performance hereunder with any of the officers or employees of such Seller having knowledge of such matters; and (ii) without limiting the provisions of clause (i) above, from time to time, at the expense of such Seller, permit certified public accountants or auditors acceptable to the Agents to conduct a review of such Seller's

Contracts, Invoices and Records (each, a "Review"); provided, however, that, so long as no Amortization Event has occurred and is continuing, such Seller will only be responsible for the costs and expenses of one (1) such Review under this
Section in any one calendar year unless (1) the first such Review in such calendar year resulted in negative findings (in which case such Seller will be responsible for the costs and expenses of two (2) such Reviews in such calendar year), or (2) the Buyer delivers an Extension Request under the Credit and Security Agreement and the applicable Response Date is more than 3 calendar months after the first Review in such calendar year. Notwithstanding the foregoing, if (1) such Seller requests the approval of a new Eligible Originator who is a Material Proposed Addition or (2) any Material Acquisition is consummated by such Seller, such Seller will be responsible for the costs and expenses of one additional Review per proposed Material Proposed Addition or per Material Acquisition in the calendar year in which such Material Proposed Addition is expected to occur or such Material Acquisition is expected to be consummated if such additional Review is requested by the Buyer or any of the Agents.

                     (c) Keeping of Records and Books of Account. Such Seller will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate essential Records evidencing the Receivables originated by such Seller in the event of the destruction of the originals thereof and backing up on at least a daily basis on a separate computer from which electronic file copies can be readily produced), and keep and maintain, all Contracts, Records and other information necessary or reasonably advisable for the collection of all such Receivables (including, without limitation, Records adequate to permit the identification as of any Business Day when required of Outstanding Balances by Obligor and related debit and credit details of the Receivables).

                     (d) Performance and Compliance with Receivables and Contracts. Such Seller will, at its expense, timely and fully perform and comply with all provisions, covenants and other promises, if any, required to be observed by it under the Contracts and/or Invoices related to the Receivables originated by such Seller and all agreements related to such Receivables except for such failures to fully perform and comply as would not, individually or in the aggregate, have a Seller Material Adverse Effect.

                     (e) Location of Records. Such Seller will keep its Records and material Contracts (and, to the extent that any of the foregoing constitute instruments, chattel paper or negotiable documents, all originals thereof), at its addresses referred to in Schedule 2.1(r) hereto, or, upon 30 days' prior written notice to the Agents, at such other locations in jurisdictions where all action required by Section 4.3(g) (if any) shall have been taken and completed.

                     (f) Credit and Collection Policies. Such Seller will timely and fully comply with its Credit and Collection Policy in regard to the Receivables originated by it.

                     (g) Separate Corporate Existence of the Buyer. Each Seller will take such actions as shall be required in order to maintain the separate identity of the Buyer separate and apart from such Seller and its other Affiliates, including those actions set forth in Section 7.1(l) of the Credit and Security Agreement.

                     (h) Collections. Such Seller will instruct all Obligors thereon to pay all Collections either directly by mail addressed to a Lockbox listed on Exhibit IV to the Credit and Security Agreement which is subject to a Collection Account Agreement, or by wire transfer or other electronic funds transfer directly to a Collection Account listed on Exhibit IV to the Credit and Security Agreement which is subject to a Collection Account Agreement. Such Seller will cooperate fully with the Buyer in transferring each of the Collection Accounts to the Buyer and, to the extent that such Collection Account is not already in the Buyer's name, into the Buyer's name within a reasonable period of time after the initial Advance under the Credit and Security Agreement.

                     (i) Further Assurances. Such Seller will take all necessary action to establish and maintain in favor of the Buyer, a valid and perfected ownership interest in the Receivables and Related Security.

           Section 4.2 Reporting Requirements. From such Seller's Applicable Closing Date until the later of the Final Payout Date or the cessation of the purchases of the Buyer hereunder, such Seller will furnish to the Buyer and the
Agents:

                     (a) Financial Statements.

                     (i) as soon as available, but in any event within 110 days after the end of each fiscal year of BSX, a copy of the consolidated balance sheet of BSX and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of operations and stockholders' equity and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing;

                     (ii) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of BSX, the unaudited consolidated balance sheet of BSX and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations for such quarter and the portion of the fiscal year through the end of such quarter and of cash flows of BSX and its consolidated Subsidiaries for the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

                     (iii) all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein); provided that it is hereby acknowledged that the quarterly financial statements delivered pursuant to paragraph (b) above may not include all of the information and footnotes required by GAAP for complete annual financial statements.

Any financial statement required to be furnished pursuant to this Section 4.2(a) shall be deemed to have been furnished on the date on which the Lenders receive notice that BSX has posted such financial statement on the Intralinks website on the Internet at www.intralinks.com; provided that BSX shall give notice of any such posting to the Administrative Agent (who shall then give notice of any such posting to the Lenders). Notwithstanding the foregoing, BSX shall deliver paper copies of any financial statement referred to in this Section 4.2(a) to the Administrative Agent if the Administrative Agent or any Lender requests BSX to furnish such paper copies until written notice to cease delivering such paper copies is given by the Administrative Agent.

                     (b) Certificates; Other Information.

                     (i) Concurrently with the delivery of the financial statements referred to in Section 4.2(a), a certificate of a Responsible Officer of BSX stating that such Responsible Officer has obtained no knowledge of any Unmatured Amortization Event or Amortization Event that has occurred and is continuing except as specified in such certificate;

                     (ii) Within ten days after the same are sent, copies of all financial statements and reports which BSX sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which BSX may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority, and promptly after the same are issued, copies of all press releases issued by BSX, or advise that such filings have been made; and

                     (iii) Promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                     (c) Proceedings. As soon as possible and in any event within five Business Days after any Authorized Officer of such Seller obtains knowledge thereof, notice of (i) any litigation, investigation or proceeding which may exist at any time which would reasonably be expected to have a Seller Material Adverse Effect and (ii) any development in previously disclosed litigation which development would reasonably be expected to have a Seller Material Adverse Effect;

                     (d) Change in Business or Credit and Collection Policy. Prompt written notice of any material change in the character of such Seller's business prior to the occurrence of such change, and not less than 30 days' prior written notice of any material change in such Seller's Credit and Collection Policy (together with a copy of such proposed change);

                     (e) Sale Termination Date. Prompt written notice of the Sale Termination Date; and

                     (f) Other. Promptly, from time to time, such other information, documents, records or reports respecting the Receivables originated by such Seller, the condition, operations, financial or otherwise, of such Seller or such Seller's performance hereunder that the Buyer or any of the Agents may from time to time reasonably request in order to protect the interests of the Buyer and the Administrative Agent, on behalf of the Secured Parties, under or as contemplated by the Transaction Documents.

                     (g) Taxes. Such Seller will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. Each Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of any Agent or any Lender.

           Section 4.3 Negative Covenants. From such Seller's Applicable Closing Date until the later of the Final Payout Date or the cessation of the purchases of the Buyer hereunder, unless the Buyer and the Agents shall otherwise consent in writing, such Seller will not:

                     (a) Sales, Liens, Etc. (i) Except as otherwise provided herein and in the other Transaction Documents, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Receivables originated by it, or any account to which any Collections are sent, or any right to receive income or proceeds from or in respect of any of the foregoing (except, prior to the execution of Collection Agreements, set-off rights of any bank at which any such account is maintained), or (ii) assert any interest in the Receivables, except as Servicer (or a designated sub-servicer for the Servicer).

                     (b) Extension or Amendment of Receivables. Except as permitted in the Credit and Collection Policy, extend, amend or otherwise modify the terms of any Receivable originated by it, or amend, modify or waive any term or condition of any Contract or Invoice related thereto in any way that adversely affects the collectibility of the Receivables originated by such Originator, taken as a whole, or any material part thereof, or the Buyer's rights therein.

                     (c) Change in Business or Credit and Collection Policy. Make or permit to be made any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any significant portion of the Receivables originated by it or otherwise materially and adversely affect the interests or remedies of the Buyer and its assigns under this Agreement or any other Transaction Document.

                     (d) Change in Payment Instructions to Obligors. Add or terminate any bank as a Collection Bank from those listed in Exhibit IV to the Credit and Security Agreement or, after the Collection Account has been established, make any change in its instructions to Obligors regarding payments to be made to the Buyer or the Servicer or payments to be made to any Collection Bank (except for a change in instructions solely for the purpose of directing Obligors to make such payments to another existing Collection Bank and where such change is immaterial and does not adversely affect the interests of the Administrative Agent, on behalf of the Lenders, in any respect), unless (i) the Agents shall have received prior written notice of such addition, termination or change and (ii) the Administrative Agent shall have received duly executed copies of Collection Agreements in a form reasonably acceptable to the Agents with each new Collection Bank.

                     (e) Deposits to Collection Accounts. Deposit or authorize the deposit to any Collection Account of any cash or cash proceeds other than Collections of Receivables.

                     (f) Changes to Other Documents. Enter into any amendment or modification of, or supplement to (i) such Seller's Organic Documents which could reasonably be expected to be materially adverse to the Buyer, (ii) this Agreement, or (iii) the Subordinated Notes.

                     (g) Name Change, Offices, Records and Books of Accounts. Change its name, identity, jurisdiction of organization or corporate structure (within the meaning of Sections 9-503 and/or 9-507 of the UCC of all applicable jurisdictions) or relocate its chief executive office, principal place of business or any office where Records are kept unless it shall have: (i) given Buyer and the Agents at least forty-five (45) days' prior written notice thereof and (ii) delivered to the Administrative Agent all financing statements, instruments and other documents requested by Buyer or any of the Agents in connection with such change or relocation..

                     (h) Mergers, Consolidations and Acquisitions. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

                     (i) any Subsidiary of any Seller may be merged or consolidated with or into such Seller (provided that such Seller shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of such Seller (provided that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation);

                     (ii) any Seller or any wholly owned Subsidiary of such Seller may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to such Seller or any other wholly owned Subsidiary, and, so long as no Unmatured Amortization Event or Amortization Event shall have occurred and be continuing or would occur as a result thereof, such Seller or any Subsidiary of the Seller may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any non-wholly owned Subsidiary of such Seller for fair market value;

                     (iii) any non-wholly owned Subsidiary of any Seller may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to such Seller or any wholly owned Subsidiary of such Seller for fair market value or may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any other non-wholly owned Subsidiary of such Seller; and

                     (iv) any Seller or any Subsidiary of such Seller may be merged or consolidated with or into another Person; provided that such Seller or such Subsidiary shall be the continuing or surviving corporation and no Unmatured Amortization Event or Amortization Event shall have occurred and be continuing or would occur as a result thereof (and, in the case of any such transaction involving a Subsidiary, such Subsidiary shall continue to be a Subsidiary or the Seller shall have received fair market value therefor as determined by the Board of Directors of the Seller); and provided further that the Seller may not be merged or consolidated with or into any Subsidiary,

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

                     provided that, in each of the foregoing cases:

                     (A) in the case of any consolidation or merger in which the successor or surviving entity is not a Seller, the Agents and the Buyer receive prior written notice of such consolidation or merger, and the successor or surviving entity (if not a Seller) unconditionally assumes such Seller's (or Sellers') respective obligations under the Transaction Documents to which it is (or they are) a party immediately prior to giving effect to such consolidation or merger;

                     (B) all UCC financing statements necessary to maintain the validity and perfection of the Buyer's ownership interest in the Receivables and Related Security acquired or to be acquired from such Seller or Sellers under this Agreement, and the Administrative Agent's security interest therein on behalf of the Secured Parties, have been duly executed and filed in all necessary jurisdictions; and

                     (C) if the surviving entity in such transaction(s) is not an existing Seller under this Agreement, all other documents required to be delivered in connection with a Joinder Agreement hereunder have been duly executed and delivered substantially contemporaneously with such transaction(s).

                     (i) Disposition of Receivables and Related Security. Except pursuant to this Agreement, sell, lease, transfer, assign or otherwise dispose of (in one transaction or in a series of transactions) any Receivables and Related Security.

                     (j) Receivables Not to be Evidenced by Promissory Notes. Take any action to cause or permit any Receivable generated by it to become evidenced by any "instrument" (as defined in the applicable UCC), except in connection with the collection of overdue Receivables, provided that the original of any such instrument is delivered to the Buyer for immediate delivery to the Administrative Agent, duly endorsed.

                     (k) Accounting for Purchases. Account for the transactions contemplated hereby in any manner other than as a sale or contribution of Receivables and the Related Security by such Seller to the Buyer.

                                   ARTICLE V.
                          JOINDER OF ADDITIONAL SELLERS

           Section 5.1 Addition of New Sellers. From time to time upon not less than 60 days' prior written notice to the Buyer and the Agents (or such shorter period of time as the Agents may mutually agree upon), BSX may propose that one or more of its existing or hereafter acquired wholly-owned Subsidiaries become a Seller hereunder. No such addition shall become effective (a) if such addition constitutes a Material Proposed Addition, without the written consent of each of the Agents and each of the rating agencies who is then rating Commercial Paper of Blue Ridge or Victory but may become effective prior to such 60th day if such written consent is given more promptly and (b) unless all conditions precedent to such addition required by Section 5.2 below are satisfied prior to such date).

           Section 5.2 Documentation. In the event that the Buyer and the Agents consent to the addition of a New Seller, such New Seller will execute a Joinder Agreement and shall deliver each of the documents, certificates and opinions required to be delivered under
Section 3.1, together with such updated schedules and exhibits hereto as may be necessary to ensure that after giving effect to the addition of such New Seller, each of the representations and warranties of such New Seller under Article II hereof will be true and correct as of such New Seller's Closing Date, and the Buyer will deliver a Subordinated Note to such New Seller.

                                  ARTICLE VI.
                      ADDITIONAL RIGHTS AND OBLIGATIONS IN
                           RESPECT OF THE RECEIVABLES

           Section 6.1 Rights of the Buyer. Each Seller hereby authorizes the Buyer and the Servicer (if other than such Seller) or their respective designees to take any and all steps in such Seller's name necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables, including, without limitation, endorsing such Seller's name on checks and other instruments representing Collections and enforcing such Receivables, the Invoices and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment.

           Section 6.2 Responsibilities of the Sellers. Anything herein to the contrary notwithstanding:

                     (a) Collection Procedures. Each Seller agrees to direct all Obligors to make payments of such Seller's Receivables directly to a Collection Account that is the subject of a Collection Account Agreement at a Collection Bank. Each Seller further agrees to transfer any Collections (including any security deposits applied to the Outstanding Balance of any Receivable) that it receives on such Receivables directly to the Servicer (if other than such Seller) within one (1) Business Day after receipt thereof, and agrees that all such Collections shall be deemed to be received in trust for the Buyer; provided that, to the extent permitted pursuant to Section 1.3, each Seller may retain such Collections as a portion of the Purchase Price then payable to it or apply such Collections to the reduction of the outstanding balance of its Subordinated Note.

                     (b) Servicing. BSX shall be responsible for the servicing, administration and collection of the Receivables, all on the terms set out in (and subject to any rights to terminate BSX as Servicer pursuant to) the Credit and Security Agreement.

                     (c) Power of Attorney. Each Seller hereby grants to Servicer (if other than such Seller) an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of such Seller all steps which are necessary or advisable to endorse, negotiate, enforce, or otherwise realize on any writing or other right of any kind held or transmitted by such Seller or transmitted or received by such Seller in connection with any Receivable or under the Related Security (including the Records).

                     (d) Performance under Contracts. Each Seller will perform all of its obligations under the Contracts generated by it to the same extent as if the Receivables had not been sold or contributed, as applicable, hereunder and the exercise by Buyer, Servicer, any of the Agents or any designee of the foregoing of its rights hereunder or under the Credit and Security Agreement shall not relieve such Seller from such obligations.

           Section 6.3 Further Action Evidencing Purchases. (a) Each Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Buyer may reasonably request in order to perfect, protect or more fully evidence the Buyer's ownership of the Receivables generated by such Seller (and the Related Security) purchased by the Buyer hereunder, or to enable the Buyer to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the request of the Buyer, each Seller will:

                     (i) ......Execute and file such financing or continuation
statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate; and

                     (ii)......Mark the summary aged trial balance report with
the legend set forth in Section 3.1(i).

                     (b) ......Each Seller hereby authorizes the Buyer or its
designee to file one or more financing or continuation statements, and amendments thereto and assignment thereof, relative to all or any of the Receivables (and the Related Security) now existing or hereafter sold by such Seller. If such Seller fails to perform any of its agreements or obligations under this Agreement, the Buyer or its designee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Buyer or its designee incurred in connection therewith shall be payable by such Seller.

                     (c) ......Without limiting the generality of the foregoing, each Seller will, not earlier than six months and not later than three months prior to the fifth anniversary of the date of filing of the financing statements filed in connection with its Applicable Closing Date or any other financing statement filed pursuant to this Agreement, if the Final Payout Date shall not have occurred: (i) execute (if required) and deliver and file or cause to be filed appropriate continuation statements; and (ii) deliver or cause to be delivered to Agent an opinion of Shearman & Sterling (or other counsel for such Seller reasonably satisfactory to Buyer), in form and substance reasonably satisfactory to Buyer, confirming and updating the opinion delivered in connection with such Applicable Closing Date relating to the validity, perfection and priority of Buyer's interests in the Receivables.

           Section 6.4 Application of Collections. Except as otherwise specified by such Obligor or required by the underlying Contract or law: any payment by an Obligor in respect of any indebtedness owed by it to such Seller or to the Buyer shall be applied first, as a Collection of any Receivable or Receivables then outstanding of such Obligor in the order of the age of such Receivables, starting with the oldest of such Receivables (unless another reasonable basis for allocation of such payments to the Receivables of such Obligor exists), and second, to any other indebtedness of such Obligor.

                                  ARTICLE VII.
                                 INDEMNIFICATION

           Section 7.1 Indemnities by the Sellers. Without limiting any other rights which any such Person may have hereunder or under applicable law, each of the Sellers hereby agrees to indemnify the Buyer, its assigns, and each of their respective Affiliates, and all successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents (each, a "Seller Indemnified Party"), forthwith on demand, from and against any and all damages, taxes, losses, claims, liabilities and reasonable related out-of-pocket costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Seller Indemnified Amounts") awarded against or incurred by any of them arising out of or relating to this Agreement, any of the other Transaction Documents to which such Seller is a party, the Receivables and Related Security, and/or the actions of such Seller, excluding, however, (i) Seller Indemnified Amounts to the extent determined by a court of competent jurisdiction to have resulted from bad faith, gross negligence or willful misconduct on the part of such Seller Indemnified Party, (ii) taxes imposed by the jurisdiction in which such Seller Indemnified Party's principal executive office is located, on or measured by the overall net income of such Seller Indemnified Party; and (iii) recourse (except as otherwise specifically provided in this Agreement) for Seller Indemnified Amounts to the extent the same includes losses in respect of Receivables that were Eligible Receivables on the date such Receivables were purchased by Buyer hereunder but which prove to be uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor. Without limiting the foregoing, each of the Sellers shall indemnify each Seller Indemnified Party for Seller Indemnified Amounts arising out of or relating to:

                     (A) the creation of any Lien on, or transfer by such Seller of any interest in, its Receivables and Related Security other than
           (1) the sales and contributions of Receivables and Related Security pursuant hereto, and (2) the Lien granted by the Buyer pursuant to the Credit and Security Agreement;

                     (B) any representation or warranty made by such Seller (or any of its officers) under or in connection with any Transaction Document or any Purchase Report delivered by (or on behalf of) such Seller pursuant hereto, which shall have been false, incorrect or misleading in any respect when made or deemed made or delivered, as the case may be (regardless of whether the breach of such representation or warranty is material);

                     (C) the failure by such Seller to comply with the terms of any Transaction Document or any applicable law, rule or regulation with respect to any of its Receivables or the related Contracts or Invoices, or the nonconformity of any of such Seller's Receivables or the related Contracts or Invoices with any such applicable law, rule or regulation;

                     (D) the failure to vest and maintain vested in the Buyer, a valid and perfected ownership interest in the Receivables and Related Security sold or contributed by such Seller hereunder, free and clear of any other Lien, other than a Lien arising solely as a result of the Buyer, now or at any time thereafter;

                     (E) [Intentionally Deleted];

                     (F) any dispute, claim, offset or defense of the Obligor to the payment of any Receivable originated by such Seller (including, without limitation, a defense based on such Receivable or the related Contract or Invoice not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the services related to such Receivable or the furnishing or failure to furnish such services (provided that this clause (F) shall not be applied to provide credit recourse in respect of the portion of the Outstanding Balance of any Receivable which has been discharged in the bankruptcy of the Obligor thereon);

                     (G) any matter described in Section 1.4;

                     (H) any failure of such Seller to perform its duties or obligations in accordance with the provisions of this Agreement or the other Transaction Documents to which it is a party;

                     (I) any claim relating to a breach by such Seller of any related Contract or Invoice with respect to any Receivable;

                     (J) any sales or use tax payable in connection with the transactions giving rise to any Receivable originated by such Seller, and any documentary stamp taxes or recording taxes associated with the perfection of the Buyer's ownership in the Receivables and Related Security;

                     (K) the commingling by such Seller of Collections of Receivables at any time with other funds;

                     (L) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document to which such Seller is a party, the transactions contemplated hereby or thereby, the use of the proceeds of any sale, the Buyer's ownership interest in the Receivables and Related Security originated by such Seller or any other investigation, litigation or proceeding relating to such Seller or the Receivables and Related Security originated by it in which any Seller Indemnified Party becomes involved as a result of any of the transactions contemplated hereby or thereby;

                     (M) any products or professional liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or Invoice or any Receivable originated by such Seller;

                     (N) any inability to litigate any claim against any Obligor in respect of any Receivable originated by such Seller as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding; or

                     (O) the occurrence of any Event of Bankruptcy with respect to such Seller or BSX.

In addition to BSX's obligations under the foregoing indemnity with respect to itself as a Seller and the Receivables originated by it, BSX hereby agrees to be jointly and severally liable with each other Seller for such other Seller's indemnity obligations set forth above.

           Section 7.2 Contribution. If for any reason the indemnification provided above in Section 7.1 is unavailable to a Seller Indemnified Party or is insufficient to hold a Seller Indemnified Party harmless, then the applicable Seller(s) shall contribute to the amount paid or payable by such Seller Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Seller Indemnified Party on the one hand and the applicable Seller(s) on the other hand but also the relative fault of such Seller Indemnified Party as well as any other relevant equitable considerations.

                                  ARTICLE VIII.
                                  MISCELLANEOUS

           Section 8.1 Waivers and Amendments. The provisions of this Agreement may from time to time be amended, restated, otherwise modified or waived, if such amendment, modification or waiver is in writing and consented to by each Seller, the Buyer, the Agents and the Servicer (if the Servicer is not a Seller); provided, however, that material amendments, modifications and waivers may require the prior written consent of the nationally recognized rating agencies who are then rating Commercial Paper of either Conduit. No failure or delay on the part of the Buyer, the Servicer, any Seller or any third party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Buyer, the Servicer or any Seller in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Buyer or the Servicer under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

           Section 8.2 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage-prepaid, or by facsimile, to the intended party (a) in the case of any Seller, in care of BSX at the address or facsimile number of the initial Servicer set forth on Schedule 14.2 of the Credit and Security Agreement, and (b) in the case of Buyer, at the address or facsimile number of the Borrower set forth on Schedule 14.2 of the Credit and Security Agreement, or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (i) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (ii) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

           Section 8.3 Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. No failure on the part of Buyer or any Seller Indemnified Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the foregoing, each of the Seller Indemnified Parties is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Seller Indemnified Party to or for the credit to the account of any Seller, now or hereafter existing under this Agreement, against any Seller Indemnified Amounts owing to such Seller Indemnified Party hereunder.

           Section 8.4 Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Buyer, each Seller and their respective successors and permitted assigns. Except as permitted in Section 4.3(h), no Seller may assign its rights hereunder or any interest herein without the prior written consent of the Buyer and each of the Agents; subject to
Section 8.11, the Buyer may not assign its rights hereunder or any interest herein except to the Administrative Agent, in each of the foregoing cases, without the prior written consent of each of the Sellers and the Agents. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect as to each Seller until the date after such Seller's Sale Termination Date on which such Seller has received indefeasible payment in full for all Receivables and Related Security conveyed by it to the Buyer hereunder and shall have paid and performed all of its obligations hereunder in full. The rights and remedies with respect to any breach of any representation and warranty made by any Seller pursuant to Article II and the indemnification and payment provisions of Article VII and Section 8.6 shall be continuing and shall survive any termination of this Agreement.

           Section 8.5 Governing Law. Each Transaction Document shall be governed by, and construed in accordance with, the law of the State of New York, without regard to the principles of conflicts of laws thereof OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW (except in the case of the other Transaction Documents, to the extent otherwise expressly stated therein) AND EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE OWNERSHIP INTERESTS OR SECURITY INTERESTS OF THE BUYER OR THE ADMINISTRATIVE AGENT, ON BEHALF OF THE SECURED PARTIES, IN ANY COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

           Section 8.6 Costs, Expenses and Taxes. In addition to the obligations of each Seller under Article VII, each of the Sellers agrees to pay on demand:

                     (a).......all reasonable costs and expenses, including
attorneys' fees, in connection with the enforcement against such Seller of this Agreement and the other Transaction Documents executed by such Seller; and

                     (b).......all stamp duties and other similar filing or
recording taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents, and agrees to indemnify each Seller Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

           Section 8.7 Submission to Jurisdiction. EACH PARTY HERETO HEREBY IRREVOCABLY (a) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN THE STATE OF NEW YORK, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT; (b) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR UNITED STATES FEDERAL COURT; (c) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING; (d) CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SPECIFIED IN
SECTION 8.2; AND (e) TO THE EXTENT ALLOWED BY LAW, AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION 8.7 SHALL AFFECT BUYER'S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING AGAINST ANY SELLER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

           Section 8.8 Waiver of Jury Trial. EACH PARTY HERETO EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR UNDER ANY AMENDMENT, INSTRUMENT, JOINDER AGREEMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED BY IT OR ON ITS BEHALF IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

           Section 8.9 Captions and Cross References; Incorporation by Reference. The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Section or Exhibit are to such Section or Exhibit of this Agreement, as the case may be. The Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.

           Section 8.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

           Section 8.11 Acknowledgment and Agreement. By execution below, each Seller expressly acknowledges and agrees that all of the Buyer's rights, title, and interests in, to, and under this Agreement shall be pledged and/or collaterally assigned by the Buyer to the Administrative Agent for the benefit of the Secured Parties pursuant to the Credit and Security Agreement (and the Administrative Agent may further assign such rights in accordance with the Credit and Security Agreement), and each Seller consents to such assignment. Each of the parties hereto acknowledges and agrees that the Agents and the Lenders are third party beneficiaries of the rights of the Buyer arising hereunder and under the other Transaction Documents to which any Seller is a party.

           Section 8.12 No Proceedings. Each Seller agrees that it shall not institute against the Buyer or any Conduit, or join any other Person in instituting against the Buyer or any Conduit, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) as long as there shall not have elapsed one year plus one day after the Final Payout Date. The foregoing shall not limit any Seller's right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than a Seller.

           Section 8.13 Confidentiality. Each party hereto agrees to comply with the confidentiality provisions of Section 14.5 of the Credit and Security Agreement with the same force and effect as if it were a direct party thereto.

           Section 8.14 Loans by Buyer to Originator. Buyer may make Demand Advances to BSX from time to time to the extent provided in, and in accordance with the terms of, the Credit and Security Agreement.

           Section 8.15 No Recourse Against Other Parties. No recourse under any obligation, covenant or agreement of any party contained in this Agreement shall be had against any stockholder, employee, officer, director, incorporator or organizer of such Party, provided, however, that nothing in this Section 8.15 shall relieve any of the foregoing Persons from any liability which such Person may otherwise have for its gross negligence or willful misconduct.


                            [signature pages follow]

                     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.


                               BOSTON SCIENTIFIC CORPORATION


                               By:
                                   ---------------------------------------------
                               Name:
                               Title:


                               Boston Scientific Funding Corporation



                               By:
                                   ---------------------------------------------
                               Name:
                               Title:

                                     ANNEX A
                                   DEFINITIONS

                     A. Incorporation of Credit and Security Agreement Definitions. Unless otherwise defined herein, terms that are capitalized and used in this Agreement are used as defined in the Credit and Security Agreement described in the preamble to this Agreement.

                     B. Certain Defined Terms. The following terms have the respective meanings indicated herein below:

                     "Applicable Closing Date" means (i) with respect to the Original Seller, the Initial Closing Date, and (ii) with respect to each New Seller, its New Seller Closing Date.

                     "Applicable Cut-Off Date" means (i) with respect to the Original Seller, the Initial Cut-Off Date, (ii) with respect to each New Seller, its New Seller Cut-Off Date, and (iii) with respect to all Sellers, each Cut-Off Date after the applicable date in the preceding clause (i) or clause (ii).

                     "Available Funds" means, on any date of determination, monies then held by or on behalf of the Buyer after deduction of (a) all Obligations, if any, that are due and owing under the Credit and Security Agreement, (b) all Servicer's Fees that are then due and owing, and (c) in the Buyer's discretion, the accrued and unpaid portion of all current expenses of the Buyer (whether or not then due and owing), in each of the foregoing cases, whether or not the same have actually been paid as of the time of determination.

                     "Buyer" has the meaning set forth in the preamble.

                     "Collections" means, with respect to any Receivable, all funds which are received from or on behalf of any related Obligor in payment of any amounts owed (including, without limitation, purchase prices, finance charges, interest and all other charges) in respect of such Receivable, or applied to such amounts owed by such Obligor (including, without limitation, payments that the Buyer, the applicable Seller or the Servicer receives from third party payors and applies in the ordinary course of its business to amounts owed in respect of such Receivable and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligor or any other party directly or indirectly liable for payment of such Receivable and available to be applied thereon).

                     "Commonly Controlled Entity" means, an entity, whether or not incorporated, which is under common control with a Seller within the meaning of Section 4001 of ERISA or is part of a group which includes a Seller and which is treated as a single employer under Section 414 of the Code.

                     "Contract" means, with respect to any Receivable, any requisition, purchase order, agreement, contract, Invoice or other writing with respect to the provision of services by a Seller to an Obligor.

                     "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                     "Credit and Security Agreement" has the meaning set forth in the recitals.

                     "Discount Factor" means a percentage calculated to provide the Buyer with a reasonable return on its investment in the Receivables acquired from each Seller after taking account of (i) the time value of money based upon the anticipated dates of collection of the Receivables and the cost to the Buyer of financing its investment in such Receivables during such period and (ii) the risk of nonpayment by the Obligors. Each Seller and the Buyer may agree from time to time to change the Discount Factor applicable to purchases from such Seller based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period commencing no earlier than the last day of the current Calculation Period, and shall apply only prospectively.

                     "Equity Interests" means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of capital of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the date hereof or issued after the date of this Agreement.

                     "ERISA" means, the Employee Retirement Income Security Act of 1974, as amended from time to time.

                     "Excluded Receivables" means any Receivable originated by a Person with whom any Seller merges or consolidates, prior to the latest to occur of (i) the approval , in writing, by each of the Co-Agents of such Receivables and (ii) the integration by such Seller of the Receivables into the software systems used by such Seller to administer its Receivables, which integration shall occur not later than 120 days after the completion of such merger or consolidation.

                     "GAAP" means, generally accepted accounting principles in the United States of America consistent with those utilized in preparing the audited financial statements referred to in Section 2.1(a).

                     "Governmental Authority" means, any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                     "Guarantee Obligation" means, as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) as to which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other unrelated third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's reasonably anticipated liability in respect thereof as determined by BSX in good faith.

                     "Indebtedness" means, of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of such Person's business and payable in accordance with customary practices and earn-outs and other similar obligations in respect of acquisition and other similar agreements), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all capital lease obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred Equity Interests of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) net liabilities under interest rate swap, exchange or cap agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

                     "Initial Closing Date" means the date on which the initial Advance is made under the Credit and Security
Agreement.

                     "Initial Cut-Off Date" means the Cut-Off Date immediately preceding the Initial Closing Date.

                     "Initial Contributed Receivables" has the meaning set forth in Section 1.1.

                     "Invoice" means, with respect to any Receivable, any paper or electronic bill, statement or invoice for services rendered by a Seller to an Obligor.

                     "Joinder Agreement" has the meaning set forth in the preamble.

                     "Material Acquisition" has the meaning set forth in the Credit and Security Agreement.

                     "Multiemployer Plan" means, a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                     "New Seller" means any direct or indirect wholly-owned Subsidiary of BSX that hereafter becomes a Seller under this Agreement by executing a Joinder Agreement and complying with the provisions of Article V hereof.

                     "New Seller Closing Date" means, as to any New Seller, the Business Day on which each of the conditions set forth in Article V has been satisfied.

                     "New Seller Cut-Off Date" means, with respect to each New Seller, the Cut-Off Date immediately preceding its New Seller Closing Date.

                     "Original Seller" means Boston Scientific Corporation, a Delaware corporation.

                     "PBGC" means, the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                     "Person" means, an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                     "Plan" means, at a particular time, any employee benefit plan which is covered by ERISA and in respect of which a Seller or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                     "Purchase Price" means, with respect to any purchase of Receivables and their Related Security from a Seller on any date, the aggregate price to be paid therefor by the Buyer to the applicable Seller in accordance with Section 1.3 of this Agreement on such date, which price shall equal (i) the product of (x) the Outstanding Balance of such Receivables as of the Applicable Cut-Off Date, multiplied by (y) one minus the Discount Factor then in effect, minus (ii) any Purchase Price Credits to be credited against the Purchase Price otherwise payable in accordance with Section 1.4 of the Agreement.

                     "Purchase Price Credit" shall have the meaning provided in
Section 1.4 hereof.

                     "Purchase Report" shall have the meaning provided in
Section 1.3(c) hereof.

                     "Receivable" means any right to payment arising from the sale to any Domestic Person of medical products, devices or services by a Seller, including, without limitation, the right to payment of any interest or finance charges and other amounts with respect thereto, other than Excluded Receivables. Rights to payment arising from any one transaction, including, without limitation, rights to payment represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the rights to payment arising from any other transaction.

                     "Records" means, collectively, all Invoices and all other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to any Receivable, Related Security and/or Obligor other than (i) any Contract related thereto, and (ii) any confidential patient information including, without limitation, test results.

                     "Related Security" means, collectively, all of the following with respect to each Receivable:

                     (a) all Contracts (provided, however, that to the extent that any Contract includes a prohibition on assignment, such interest shall be limited to a security interest in the applicable Seller's right to receive payment thereunder to the extent contemplated by Sections 9-406 and 9-408 (as applicable) of the UCC of the applicable jurisdiction);

                     (b) all right, title and interest in and to the following:
(i) all Collections; (ii) all Records; (iii) all Collection Accounts and all cash, balances and instruments therein from time to time therein; (iv) all right, title and interest in and to (A) the goods (including returned or repossessed goods), if any, the sale of which by a Seller gave rise to such Receivable and all insurance contracts with respect thereto, (B) all security deposits and other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, (C) all UCC financing statements covering any collateral securing payment of such Receivable, and (D) all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and

                     (c) all proceeds and insurance proceeds of the foregoing.

                     "Reportable Event" means, any of the events set forth in
Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or ..35 of PBGC Reg.ss. 4043.

                     "Required Capital Amount" means $2,180,000.

                     "Responsible Officer" means, with respect to each Seller, any of its chief executive officer, president, vice president-finance, treasurer or secretary, acting singly.

                     "Sale Termination Date" means, as to any Seller, the earliest to occur of the following:

                     (i) the date designated by such Seller to the Buyer upon not less than 15 Business Days' prior written notice,

                     (ii) the date on which an Event of Bankruptcy occurs with respect to such Seller;

                     (iii) the date on which such Seller is unable to satisfy the applicable conditions precedent to each purchase set forth in
           Article III hereof;

                     (iv) the date on which a Change in Control occurs with respect to BSX, the Buyer or such Seller; and

                     (v) the occurrence of the Termination Date under clause (a) or (b) of the definition of such term in the Credit and Security Agreement.

                     "Seller" means an Original Seller or a New Seller.

                     "Seller Indemnified Amounts" shall have the meaning provided in Section 7.1 hereof.

                     "Seller Indemnified Party" shall have the meaning provided in Section 7.1 hereof.

                     "Seller Material Adverse Effect" means, with respect to any Seller, a material adverse effect on (i) the financial condition or operations of BSX and its Subsidiaries taken as a whole, (ii) the ability of such Seller to perform its obligations under this Agreement, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) the Buyer's ownership interest in the Receivables acquired from such Seller generally or in any material portion of such Receivables or the proceeds thereof, or (v) the collectibility of the Receivables acquired from such Seller generally or of any material portion of such Receivables.

                     "Single Employer Plan" means, any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                     "Subordinated Loan" means a subordinated revolving loan from a Seller to the Buyer which is evidenced by a Subordinated Note.

                     "Subordinated Note" means a subordinated promissory note in the form of Exhibit B hereto issued by the Buyer to a Seller, as it may be amended, supplemented, endorsed or otherwise modified from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

B. Other Interpretive Matters. All accounting terms defined directly or by incorporation in this Agreement or the other Transaction Documents shall have the defined meanings when used in any certificate or other document delivered pursuant thereto unless otherwise defined therein. For purposes of this Agreement, the other Transaction Documents and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in such agreement, and accounting terms partly defined in such agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) terms defined in
Article 9 of the UCC and not otherwise defined in such agreement are used as defined in such Article; (c) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (d) the words "hereof," "herein" and "hereunder" and words of similar import refer to such agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of such agreement (or such certificate or document); (e) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to such agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (f) the term "including" means "including without limitation"; (g) references to any law refer to that law as amended from time to time and include any successor law; (h) references to any agreement refer to that agreement as from time to time amended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (i) references to any Person include that Person's successors and assigns; (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; (k) unless otherwise provided, in the calculation of time from a specified date to a later specified date, the term "from" means "from and including", and the terms "to" and "until" each means "to but excluding"; (l) terms in one gender include the parallel terms in the neuter and opposite gender; and (m) the preamble and recitals shall constitute a part of this Agreement.

                                    EXHIBIT A
                                 PURCHASE REPORT
                                       of
                         [Insert Seller Name], as Seller
          For the CALCULATION period beginning [date] and ending [date]


TO: THE BUYER AND THE AGENTS
------------------------------------------- --------------- --------------- ----
Aggregate Outstanding Balance
of all Receivables sold by
Seller during the period:                   $____________                     A
------------------------------------------- --------------- --------------- ----
Aggregate Outstanding Balance
of all Receivables sold during
such period which were not
Eligible Receivables on the date
when sold ("Ineligible Receivables"):       ($____________)                  (B)
------------------------------------------- --------------- --------------- ----
Equals: Aggregate Outstanding
Balance of all Eligible Receivables
sold during the period (A - B):                             $____________    =C
------------------------------------------- --------------- --------------- ----
Aggregate Outstanding Balance of all
Receivables (if any) contributed
during the period:                          $____________                     D
------------------------------------------- --------------- --------------- ----
Aggregate Outstanding Balance of all
Receivables (if any) contributed during
such period which were not Eligible
Receivables on the date when sold:          ($____________)                  (E)
------------------------------------------- --------------- --------------- ----
Equals:  Aggregate Outstanding Balance
of all Eligible Receivables (if any)
contributed during the period (D - E):      $____________                    =F
------------------------------------------- --------------- --------------- ----
The amount specified in Line F              $____________                     G
Multiplied By:  One minus the Discount
Factor then in effect:                      ($____________)                  (H)
------------------------------------------- --------------- --------------- ----
Equals:  Gross amount payable during
the period with respect to
such Eligible Receivables (G - H)                           $____________    =I
------------------------------------------- --------------- --------------- ----
The amount specified in Line E              $____________                     J
Multiplied By:  One minus the
Discount Factor then in effect:             ($____________)                  (K)
------------------------------------------- --------------- --------------- ----
Equals:  Gross amount payable during
the period with respect to such
Ineligible Receivables (J - K)                              $____________    =L
------------------------------------------- --------------- --------------- ----
Sum of (I) + (L)                            $____________                     M
------------------------------------------- --------------- --------------- ----
Less: Total Purchase Price Credits
arising during the Period:                  ($____________)                  (N)
------------------------------------------- --------------- --------------- ----

--------------------------------------------------------------------------------
Equals: Purchase Price payable
during the Period (M - N):                                  $____________    =O
------------------------------------------- --------------- --------------- ----
Less: Cash Purchase Price Paid to
Seller during the Period:                   $____________                     P
------------------------------------------- --------------- --------------- ----
Less: Subordinated Loans made by
Seller during the Period:                   $____________                     Q
------------------------------------------- --------------- --------------- ----
Equals: Purchase Price owed to
BSX for the period (O - P - Q):                             $____________    =S
------------------------------------------- --------------- --------------- ----
Less: Demand Advances made by
Borrower to BSX during the Period:          ($____________)                   T
------------------------------------------- --------------- --------------- ----
Plus: Demand Advances re-paid to
Borrower by BSX during the Period:          $____________                     U
------------------------------------------- --------------- --------------- ----
Equals: Cash to be paid by Borrower
to BSX                                                      $____________     V
--------------------------------------------------------------------------------

                                    EXHIBIT B
                                SUBORDINATED NOTE
                                (Non-Negotiable)

                                                                          [Date]

                     FOR VALUE RECEIVED, the undersigned, Boston Scientific Funding Corporation, a Delaware corporation (the "Buyer"), promises to pay to _______________, a _____________ (the "Seller"), to the extent of the Buyer's
Available Funds and on the terms and subject to the limitations and conditions set forth herein and in the Sale Agreement referred to below, the principal sum of the aggregate unpaid Purchase Price of all Receivables purchased from time to time by the Buyer from the Seller pursuant to such Sale Agreement, as such unpaid Purchase Price is shown in the records of the Seller.

                     1. Sale Agreement. This promissory note (this "Subordinated Note") is one of the Subordinated Notes described in, and is subject to the terms and conditions set forth in, that certain Receivables Sale Agreement dated as of August 16, 2002 (as the same may be amended or otherwise modified from time to time, the "Sale Agreement"), by and between the Seller and certain of its affiliates and the Buyer. Reference is hereby made to the Sale Agreement for a statement of certain other rights and obligations of the Seller and the Buyer.

                     2. Definitions. Capitalized terms used (but not defined) herein have the meanings attributed thereto in the Sale Agreement or, to the extent not defined therein, in the Credit and Security Agreement dated as of August 16, 2002 among Boston Scientific Corporation, as initial Servicer, the Buyer, as borrower, Blue Ridge Asset Funding Corporation, Victory Receivables Corporation, The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, individually and as Victory Agent, and Wachovia Bank, National Association, individually, as Blue Ridge Agent and as Administrative Agent (as amended, restated or otherwise modified from time to time, the "Credit and Security Agreement"). In addition, as used herein, the following terms have the following meanings:

                     "Bankruptcy Proceedings": As defined in clause (b) of paragraph 9 hereof.

                     "Bloomberg CP Rate": For each day in a calendar month, the rate per annum determined on the CD equivalent yield basis equal to the composite broker/dealer offered rate for 30-day "A1/P1/F1" rated U.S. asset-backed commercial paper, which rate appears on a Bloomberg L.P. terminal, displayed under the address "ACPB030Y {Index} {Go}" effective as of 10:00 a.m., New York time, on the first Business Day of such month, provided that if no such offered rates appear on such page, the Bloomberg CP Rate for such month will be the arithmetic average (rounded upwards, if necessary, to the next higher 1/100th of 1%) of CP Rates being paid by the Buyer under the Credit and Security Agreement as of the first Business Day of such month.

                     "Final Maturity Date": The forty-fifth (45th) day following the Final Payout Date.

                     "Senior Interest": All Obligations (under and as defined in the Credit and Security Agreement).

                     "Senior Interest Holders": Collectively, the Agents, the Lenders, the other Affected Parties and the Indemnified Parties.

                     3. Interest. Prior to the Final Payout Date, the aggregate unpaid Purchase Price owing to the Seller under the Sale Agreement from time to time outstanding shall bear interest at a rate per annum equal to the sum of the Bloomberg CP Rate plus 1%, and from (and including) the Final Payout Date to (but excluding) the date on which the entire aggregate unpaid Purchase Price owing to the Seller under the Sale Agreement is fully paid, the aggregate unpaid Purchase Price owing to the Seller under the Sale Agreement from time to time outstanding shall bear interest at a rate per annum equal to the sum of the Bloomberg CP Rate plus 2%; provided, however, that in no event in excess of the maximum rate permitted by law. In the event that, contrary to the intent of the Seller and the Buyer, the Buyer pays interest hereunder and it is determined that such interest rate was in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal then due hereunder.

                     4. Interest Payment Dates. Subject to the provisions set forth below, the Buyer shall pay accrued interest on this Subordinated Note from Available Funds (a) on each Settlement Date, and (b) on the date of each principal payment made in cash on a date other than a Settlement Date.

                     5. Basis of Computation. Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 360-day year.

                     6. Principal Payment Dates. Subject to the provisions set forth below, payments of the principal amount of this Subordinated Note shall be made from Available Funds as follows:

                     (a) The principal amount of this Subordinated Note shall be reduced from time to time in accordance with Section 1.3 of the Receivables Sale Agreement;

                     (b) The entire remaining Outstanding Balance of this Subordinated Note shall be paid on the Final Maturity Date.

Subject to the provisions set forth below, the principal amount of and accrued interest on this Subordinated Note may be prepaid from Available Funds on any Business Day prior to the Seller's Sale Termination Date without premium or penalty.

                     7. Payments. All payments of principal and interest hereunder are to be made in lawful money of the United States of America.

                     8. Enforcement Expenses. In addition to and not in limitation of the foregoing, but subject to the provisions set forth below and to any limitation imposed by applicable law, the Buyer agrees to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the Seller in seeking to collect any amounts payable hereunder which are not paid when due.

                     9. Provisions Regarding Restrictions on Payment. The Buyer covenants and agrees, and the Seller, by its acceptance of this Subordinated Note, likewise covenants and agrees on behalf of itself and any holder of this Subordinated Note, that the payment of the principal amount of, and interest on, this Subordinated Note is hereby expressly subject to certain restrictions set forth in the following clauses of this paragraph 9:


                     (a) No payment or other distribution of the Buyer's assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Subordinated Note except to the extent such payment or other distribution is permitted under the Sale Agreement and the Credit and Security Agreement and is made from Available Funds;

                     (b) In the event of (i) the occurrence of such Seller's Sale Termination Date, or (ii) any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to the Buyer, whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshaling of the assets and liabilities of the Buyer or any sale of all or substantially all of the assets of the Buyer (such proceedings being herein collectively called "Bankruptcy Proceedings"), the Senior Interest shall first be paid and performed in full and in cash before the Seller will be entitled to receive and to retain any payment or distribution in respect to this Subordinated Note. In order to implement the foregoing, the Seller hereby irrevocably agrees that the Administrative Agent, in the name of the Seller or otherwise, may demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any such Bankruptcy Proceedings with respect to any and all claims of the Seller relating to this Subordinated Note, in each case until the Senior Interests shall have been paid and performed in full and in cash;

                     (c) In the event that the Seller receives any payment or other distribution of any kind or character from the Buyer or from other source whatsoever, in respect of this Subordinated Note, other than as expressly permitted by the terms of this Subordinated Note, such payment or other distribution shall be received for the sole benefit of the Senior Interest Holders and shall be turned over by the Seller to the Administrative Agent (for the benefit of the Senior Interest Holders) forthwith;

                     (d) Notwithstanding any payments or distributions received by the Senior Interest Holders in respect of this Subordinated Note, while any Bankruptcy Proceedings are pending, the Seller will not be subrogated to the then existing rights of the Senior Interest Holders in respect of the Senior Interests until the Senior Interests have been paid and performed in full and in cash. Upon the occurrence of the Final Payout Date, the Seller will be subrogated to the then existing rights of the Senior Interest Holders, if any;

                     (e) The provisions set forth in this Section 9 are intended solely for the purpose of defining the relative rights of the Seller, on the one hand, and the Senior Interest Holders, on the other hand. Nothing contained in this Subordinated Note is intended to or shall impair, as between the Buyer, its creditors (other than the Senior Interest Holders) and the Seller, the Buyer's obligation, which is unconditional and absolute, to pay the Seller the principal of and interest on this Subordinated Note as and when the same shall become due and payable in accordance with the terms hereof or to affect then relative rights of the Seller and creditors of the Buyer (other than the Senior Interest Holders);

                     (f) The Seller will not, until the Senior Interests have been paid and performed in full and in cash, transfer, pledge or assign, or commence legal proceedings to enforce or collect this Subordinated Note or any rights in respect hereof;

                     (g) The Seller will not, without the advance written consent of each of the Agents, commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to the Buyer until at least one year and one day shall have passed since the Final Payout Date shall have occurred;

                     (h) If, at any time, any payment (in whole or in part) of any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with Bankruptcy Proceedings or otherwise), these provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made;

                     (i) The Seller hereby waives; (i) notice of acceptance of these provisions by any of the Senior Interest Holders; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests; and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Interests, or any thereof, or any security therefor;

                     (j) These provisions constitute a continuing offer from the holder of this Subordinated Note to all Persons who become holders of, or who continue to hold, Senior Interests; and these provisions are made for the benefit of the Senior Interest Holders, and the Administrative Agent may proceed to enforce such provisions on behalf of each of such Persons.

                     10. General.

                     (a) No failure or delay on the part of the Seller in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Subordinated Note shall in any event be effective unless (i) the same shall be in writing and signed and delivered by the Buyer and the Seller and (ii) all consent required for such actions under the Transaction Documents shall have been received by the appropriate Persons.

                     (b) The Seller hereby agrees that it will not (i) institute against, join any other Person in instituting against or take any action, direct or indirect, in furtherance or contemplation of instituting against, the Buyer any bankruptcy, insolvency, winding up, dissolution, receivership, conservatorship or other similar proceeding or action or (ii) exercise any right of set-off or recoupment, or assert any counterclaim, against the Buyer, in each case so long as there shall not have elapsed one year and one day since the Final Payout Date has occurred.

                     (c) The Seller expressly recognizes and agrees that the obligations represented by this Subordinated Note are not secured by any interest in any of the assets of the Buyer, including, without limitation, any Receivables or Related Security.

                     11. No Negotiation. This Subordinated Note is not negotiable and may not be pledged except to a Person who covenants in writing, with the Buyer and the Agents, that such Person will agree not to initiate or join any proceeding of the type described in Section
8.12 of the Sale Agreement. Any purported sale, transfer, assignment, pledge or negotiation of this Subordinated Note shall be void without the prior written consent of each of the Agents under the Credit and Security Agreement.

                     12. Governing Law. THIS PROMISSORY NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE
LAWS OF THE STATE OF NEW YORK.

                     13. Captions. Paragraph captions used in this Subordinated Note are for convenience only and shall not affect the meaning or interpretation of any provision of this Subordinated Note.

                     14. Attached Schedule. The Seller is hereby authorized by the Buyer to endorse on the schedule attached to this Subordinated Note an appropriate notation evidencing the date and amount of each Subordinated Loan hereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of the Buyer hereunder.


                                      Boston Scientific Funding Corporation


                                      By:
                                          ---------------------------------
                                      Name:
                                      Title:

                        SCHEDULE TO SUBORDINATED NOTE OF
                      BOSTON SCIENTIFIC FUNDING CORPORATION
--------------------------------------------------------------------------------
                   Amount of       Amount of        Unpaid
                  Subordinated     Principal       Principal        Notation
      Date           Loan            Paid           Balance         made by
--------------- --------------- --------------- --------------- ----------------
--------------- --------------- --------------- --------------- ----------------
--------------- --------------- --------------- --------------- ----------------
--------------- --------------- --------------- --------------- ----------------
--------------- --------------- --------------- --------------- ----------------
--------------- --------------- --------------- --------------- ----------------
--------------- --------------- --------------- --------------- ----------------
--------------- --------------- --------------- --------------- ----------------
--------------- --------------- --------------- --------------- ----------------
--------------- --------------- --------------- --------------- ----------------
--------------- --------------- --------------- --------------- ----------------
--------------- --------------- --------------- --------------- ----------------
--------------- --------------- --------------- --------------- ----------------
--------------- --------------- --------------- --------------- ----------------
--------------- --------------- --------------- --------------- ----------------
--------------- --------------- --------------- --------------- ----------------
--------------- --------------- --------------- --------------- ----------------
--------------- --------------- --------------- --------------- ----------------
--------------- --------------- --------------- --------------- ----------------
--------------- --------------- --------------- --------------- ----------------
--------------- --------------- --------------- --------------- ----------------
--------------- --------------- --------------- --------------- ----------------
--------------- --------------- --------------- --------------- ----------------
--------------- --------------- --------------- --------------- ----------------
--------------- --------------- --------------- --------------- ----------------
--------------- --------------- --------------- --------------- ----------------

                                    EXHIBIT C
                         CREDIT AND COLLECTION POLICIES

                                    EXHIBIT D
                            FORM OF JOINDER AGREEMENT

                                    --------

                                JOINDER AGREEMENT

                     THIS JOINDER AGREEMENT is executed and delivered by _______________________, a _______________ ("New Seller") in favor of Boston
Scientific Funding Corporation, a Delaware corporation, as purchaser (the "Buyer"), with respect to that certain Receivables Sale Agreement dated as of August 16, 2002 by and between Boston Scientific Corporation and certain of its wholly-owned subsidiaries from time to time party thereto as "Sellers" and the Buyer (as amended, supplemented, joined, restated and/or otherwise modified from time to time, the "Sale Agreement"). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Sale Agreement.

                     Subject to receipt of counterparts hereof signed by the Administrative Agent and the Buyer, by its signature below, New Seller hereby absolutely and unconditionally agrees to become a party to the Sale Agreement as a Seller thereunder and to be bound by the provisions thereof, including, without limitation, the provisions of Section 8.12 thereof.

                     Attached hereto [is/are] [an] amended and restated version[s] of [Exhibit C and] Schedule 2.1(r) to the Sale
Agreement. After giving effect to the amendment[s] and restatement[s] embodied therein, each of the representations and warranties contained in Article II of the Sale Agreement will be true and correct as to New Seller.

                     The "Responsible Officers" of the New Seller will be any of its __________, _________ or ______________, acting singly.

                     Delivered herewith are each of the documents, certificates and opinions required to be delivered by New Seller pursuant to Article V of the Sale Agreement.

                     The provisions of Article VIII of the Sale Agreement are incorporated in this Joinder Agreement by this reference with the same force and effect as if set forth in full herein except that references in such Article VIII to "this Agreement" shall be deemed to refer to "this Joinder Agreement and to the Sale Agreement as modified by this Joinder Agreement."

                     Please acknowledge your consent to New Seller's joinder in the Sale Agreement by signing the enclosed copy hereof in the appropriate space provided below and faxing a copy of such counterpart to (a) the Administrative Agent, at fax no. (404) 332-5152, Attention: Elizabeth R. Wagner, and (b) to New Seller at the fax no. set forth below its signature hereto.

                     IN WITNESS WHEREOF, New Seller has executed this Joinder Agreement as of the ___ day of _______________.

                                 __________________________________

                                 By: ______________________________
                                      Title:
                                      [Address for Notices, including fax no.]

Each of the undersigned hereby consents
to New Seller's joinder in the Sale Agreement:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent


By:________________________________
    Title:


BOSTON SCIENTIFIC FUNDING CORPORATION, as Buyer


By:________________________________
           Title:



                                 SCHEDULE 2.1(r)
              SELLERS' ORGANIZATIONAL ID NUMBERS; JURISDICTIONS OF
           ORGANIZATION; CHIEF EXECUTIVE OFFICE ADDRESSES; LOCATION(S)
                             WHERE RECORDS ARE KEPT
----------------------------------------------------------------------------------------------------------
  Legal Name       Prior        Organizational     Jurisdiction        Chief        Locations of Records
  of Seller        Legal              ID          of Organization     Executive     and material Contracts
                   Name,                                               Office
                 Trade Name
                 or Assumed
                    Name
-------------- -------------- ------------------ ----------------- --------------- -----------------------
  Boston            None           0874815           Delaware       One Boston      One Boston Scientific
  Scientific                                                        Scientific      Place, Natick,
  Corporation                                                       Place,          Massachusetts 01760
                                                                    Natick,
                                                                    Massachusetts   Maple Grove,
                                                                    01760           Minnesota 55311

                                                                                    500 Commander Shea
                                                                                    Blvd., Quincy,
                                                                                    Massachusetts  02171
----------------------------------------------------------------------------------------------------------